UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2022

POWERFLEET, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39080	83-4366463
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

123 Tice Boulevard, Woodcliff Lake, New Jersey	07677
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (201) 996-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PWFL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

The information set forth under Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2022, PowerFleet, Inc. (the “Company” or “Powerfleet”) appointed Offer Lehmann as the Chief Operating Officer of the Company.

Offer Lehmann, 50, joins Powerfleet from Kornit Digital Ltd. (Nasdaq: KRNT), a global leader in on-demand sustainable fashion and textile production technologies, where he served as Vice President – Global Strategic Accounts & Business Development from January 2019 to November 2022 and Vice President – Operations from October 2014 to January 2019. Mr. Lehmann has over 20 years of experience working in management positions for large-cap, global public companies within the technology industry. Mr. Lehmann received a B.Sc. degree from the Technion – Israel Institute of Technology and an MBA from the University of Haifa.

In connection with Mr. Lehmann’s appointment as COO, Powerfleet Israel Ltd. entered into a personal employment agreement (the “Employment Agreement”) with Mr. Lehmann setting forth the terms of his employment and compensation with Powerfleet. In accordance with the Employment Agreement, Mr. Lehmann will receive a base salary of 46,400 Israeli shekels (equal to approximately $13,100 U.S. dollars using the exchange rate as of November 2, 2022) per month (“Base Salary”) and an overtime salary of 11,600 Israeli shekels (equal to approximately $3,275 U.S. dollars using the exchange rate as of November 2, 2022) per month (“Overtime Salary” and, together with Base Salary, the “Salary”). Mr. Lehmann is also entitled to an annual bonus of up to 35% of the Salary on an annualized basis, subject to certain terms and conditions.

The Employment Agreement additionally provides for certain social benefit payments to be made to education funds and insurance and pension funds that are mandated by Israeli law or are customary for senior employees in Israel.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, an English translation of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Personal Employment Agreement, dated September 28, 2022, between Powerfleet Israel Ltd. and Offer Lehmann (English translation).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERFLEET, INC.

By:	/s/ Steve Towe
Name:	Steve Towe
Title:	Chief Executive Officer

Date: November 8, 2022